UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 12, 2016
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entered into a Material Definitive Agreement

On April 12, 2016, Horizon Air Industries, Inc. (Horizon), a subsidiary of Alaska Air Group, Inc. (Air Group) and affiliate of Alaska Airlines, Inc. (Alaska), entered into an aircraft purchase agreement with Embraer S.A. (Embraer). The agreement includes orders for 30 Embraer ERJ 175-200 LR (E175) aircraft firm deliveries, with the ability to purchase an additional 33 aircraft through options. The aircraft subject to firm orders will be delivered between 2017 and 2019.

On April 12, 2016, Alaska issued a press release announcing Horizon's aircraft order placement.  The press release is filed as Exhibit 99.1.

ITEM 7.01.  Regulation FD Disclosure

Pursuant to 17 CFR Part 243 (“Regulation FD”), the Company is submitting information relating to its financial and operational outlook in an Investor Update as attached in Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01  Financial Statements and Other Exhibits

Exhibit 99.1        Press Release dated April 12, 2016
Exhibit 99.2        Investor Update - Regional Order

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: April 12, 2016

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Vice President/Finance and Chief Financial Officer